Exhibit 99.1

USG Corporation Reports Fourth Quarter and Full Year 2016 Results and Announces $250 Million Share Repurchase Program

Business Highlights

Full Year 2016 vs. Full Year 2015

  Net sales increase to $3.0 billion from $2.9 billion
  Operating profit increases to $394 million from $355 million; adjusted operating profit increases to $470 million from $388 million
  Net income decreases to $510 million from $991 million; adjusted net income increases to $251 million from $244 million
  US Gypsum operating margins increase to 17.6% from 16.1%; US Ceilings operating margins increase to 21.6% from 17.2%

Fourth Quarter 2016 vs. Fourth Quarter 2015

  Net sales increase to $734 million from $718 million
  Operating profit decreases to $59 million from $94 million; adjusted operating profit increases to $96 million from $93 million
  Net income decreases to $307 million from $812 million; adjusted net income decreases to $65 million from $69 million

CHICAGO--(BUSINESS WIRE)--February 1, 2017--USG Corporation (NYSE:USG), an industry leading manufacturer of building products and innovative solutions, today reported results for the fourth quarter and full year of 2016. The company also announced a $250 million share repurchase program.

“We are in a stronger financial position than we have been in for many years,” said Jennifer F. Scanlon, President and CEO. “In 2016 we expanded adjusted operating margins in our Gypsum, Ceilings, and USG Boral businesses. We finished the year on a high note by paying off $900 million of debt and today we announced a $250 million share repurchase program to return capital to our shareholders.”

As a result of the sale of the corporation's building product distribution business to ABC Supply, which closed on October 31, 2016, results for L&W Supply have been recorded as a discontinued operation in the fourth quarter and full year of 2016, and for all prior periods presented. Relating to the sale of L&W Supply, net income in the fourth quarter includes $279 million of gain on sale of discontinued operations. Additionally, for comparative purposes, in the fourth quarter of 2015 the corporation released an income tax valuation allowance which drove an income tax benefit of $738 million in the fourth quarter of 2015, compared to income tax benefit of $15 million in the fourth quarter of 2016 driven by effective tax planning.

On a consolidated basis in the fourth quarter of 2016, net sales were $734 million, compared to $718 million in the fourth quarter of 2015. Operating profit decreased to $59 million from $94 million, while adjusted operating profit increased to $96 million from $93 million in the fourth quarter of 2016 compared to the fourth quarter of 2015.

USG generated $307 million in net income and $2.07 per diluted share in the fourth quarter of 2016, compared to $812 million and $5.51 per diluted share in the fourth quarter of 2015. On an adjusted basis, net income of $65 million and diluted earnings per share of $0.44 in the fourth quarter of 2016 decreased from $69 million and $0.47, respectively, in the fourth quarter of 2015. A full reconciliation of GAAP to adjusted metrics is set forth on an attached schedule.

The corporation’s Gypsum segment generated $79 million of operating profit in the fourth quarter of 2016. On an adjusted basis, operating profit of $87 million in the Gypsum segment improved by $4 million over the fourth quarter of 2015. US wallboard volumes increased by 2%. Excluding the impact of reduced export volumes, US wallboard volumes were up over 7% in the fourth quarter of 2016 compared to the fourth quarter of 2015. Surfaces and substrates products drove $3 million of improved profitability in the fourth quarter.

The Ceilings segment earned $16 million of operating profit in the fourth quarter of 2016. On an adjusted basis, operating profit of $18 million was unchanged from the fourth quarter of 2015. While volumes in the US Ceilings business were flat domestically, sales of exported ceiling products were lower in the fourth quarter of 2016 compared to the fourth quarter of 2015. Cost efficiencies in the US Ceilings business offset the impact of lower volumes.

The USG Boral business generated $12 million of equity income in the fourth quarter of 2016. On an adjusted basis, equity income of $16 million increased by $1 million from the fourth quarter of 2015 on improved plasterboard price and volume and increased sales of adjacent products.

USG recorded full year 2016 net sales of $3.0 billion, net income of $510 million, and diluted earnings per share of $3.46 compared to net sales of $2.9 billion, net income of $991 million, and diluted earnings per share of $6.73 in 2015. On an adjusted basis, the corporation generated full year 2016 net income of $251 million and diluted earnings per share of $1.70. For comparative purposes, on an adjusted basis, USG recorded net income of $244 million and diluted earnings per share of $1.65 for the full year of 2015.

USG Corporation also announced today that its Board of Directors approved a share repurchase program to purchase up to $250 million of its common stock. Although the Board of Directors did not set an expiration date for the share repurchase program, the corporation expects to execute the $250 million program over the next 12-18 months. Repurchases are expected be made from free cash flow generated from the business. Based on the January 31, 2017 closing share price, approximately 8 million shares, or 6 percent of the company's market capitalization as of January 31, 2017, could be repurchased. The corporation may repurchase shares from time to time in the open market or in other privately negotiated transactions, subject to market conditions.

“2016 was a transformative year for USG Corporation,” Ms. Scanlon said. “With a strong balance sheet and a renewed focus on our core manufacturing business, we enter 2017 excited about the opportunities ahead and anticipating growth in every end market we serve.”

A conference call is being held today at 9:00 a.m. Eastern time (8:00 a.m. Central time) during which USG senior management will discuss the corporation’s operating results. The conference call will be webcast on the USG website, www.usg.com, in the Investor Relations section, where the accompanying presentation materials can be found. The dial-in number for the conference call is 1-888-771-4371 in the United States and Canada (1-847-585-4405 for other international callers), and the pass code is 44096361. After the live webcast, a replay of the webcast will be available on the USG website. In addition, a telephonic replay of the call will be available until Friday, March 3, 2017. The replay dial-in number is 1-888-843-7419 (1-630-652-3042 for international callers), and the pass code is 44096361.

USG Corporation

USG Corporation is an industry-leading manufacturer of building products and innovative solutions. Headquartered in Chicago, USG serves construction markets around the world through its United States Gypsum Company and USG Interiors, LLC subsidiaries and its international subsidiaries, including its USG Boral Building Products joint venture. Its wall, ceiling, flooring, sheathing and roofing products provide the solutions that enable customers to build the outstanding spaces where people live, work and play. Its USG Boral Building Products joint venture is a leading plasterboard and ceilings producer across Asia, Australasia and the Middle East. For additional information, visit www.usg.com.

Non-GAAP Financial Measures

In this press release, the corporation’s financial results are provided both in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. In particular, the corporation presents the non-GAAP financial measures adjusted operating profit, impacts of foreign currency on current period results using prior period translation rates, adjusted net income, adjusted earnings per diluted share, adjusted equity income from USG Boral Building Products, and adjusted net sales, which exclude certain items. The non-GAAP financial measures are included as a complement to results provided in accordance with GAAP because management believes these non-GAAP financial measures help investors’ ability to analyze underlying trends in the corporation’s business, evaluate its performance relative to other companies in its industry and provide useful information to both management and investors by excluding certain items that may not be indicative of the corporation’s core operating results. In addition, adjusted operating profit includes the income from the corporation's equity method investments, including USG Boral Building Products, because management views the joint ventures as a business unit, even though the corporation’s share of the joint venture is 50%. In addition, the corporation uses adjusted operating profit margin, adjusted equity income from USG Boral Building Products, and adjusted net income as components in the measurement of incentive compensation. Adjusted results also exclude results from Gypsum Transportation Limited (GTL), a shipping operation that the corporation has exited. Adjustments to net earnings are shown net of the tax effect computed at applicable statutory rates. The non-GAAP measures should not be considered a substitute for or superior to GAAP results and may vary from others in the industry. For further information related to the corporation’s use of non-GAAP financial measures, and reconciliations to the nearest GAAP measures, see the schedules attached hereto.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 related to management’s expectations about future conditions, including but not limited to, the execution, funding, and timing of USG's share repurchase program and end market growth. Actual business, market or other conditions may differ materially from management’s expectations and, accordingly, may affect our sales and profitability or other results and liquidity. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date and we undertake no obligation to update any forward-looking statement. Actual results may differ materially due to various other factors, including: economic conditions, such as employment, household formation, home ownership rate, existing home price trends, availability of mortgage financing, interest rates, consumer confidence, job growth and discretionary business investment; our ability to maintain or achieve price increases; the loss of one or more major customers; the impact on our performance and financial results due to the disposition of L&W Supply, one of our largest customers; competitive conditions, such as price, quality and range of products; unexpected operational difficulties or catastrophic events at our facilities; an increasing number of our customers having significant buying power; increased costs, or decreased availability, of key raw materials or energy; our ability to successfully operate the joint venture with Boral Limited, including risks that our joint venture partner, Boral Limited, may not fulfill its obligations as an investor or may take actions that are inconsistent with our objectives; exposure to risks of operating internationally; our ability to innovate and protect our intellectual property and other proprietary rights; our ability to make capital expenditures and achieve the expected return on investment; a disruption in our information technology systems; significant changes in factors and assumptions used to measure our defined benefit plan obligations; changes in laws or regulations, including environmental and safety regulations; the outcome in legal and governmental proceedings; the ability of a small number of stockholders to influence our business and stock price; our ability to successfully pursue and complete acquisitions, joint ventures and other transactions to complement or expand our businesses; our ability to return capital to stockholders; the occurrence of an “ownership change” within the meaning of the Internal Revenue Code; ability to incur substantial additional indebtedness; the effects of acts of terrorism or war upon domestic and international economies and financial markets; and acts of God. We assume no obligation to update any forward-looking information contained in this press release. Additional information concerning these and other factors may be found in our filings with the Securities and Exchange Commission, including the “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the quarter ended September 30, 2016.

USG CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Net sales	$734	$718	$3,017	$2,913
Cost of products sold	584	553	2,312	2,263
Gross profit	150	165	705	650

Selling and administrative expenses	91	77	304	302
Long-lived asset impairment charges	—	—	10	—
Recovery of receivable	—	(6)	(3)	(6)
Gain on disposal of shipping operations, net	—	—	—	(1)
Operating profit	59	94	394	355

Income from equity method investments	12	15	49	48
Interest expense	(30)	(40)	(145)	(163)
Interest income	1	1	4	2
Income and gain from the sale of equity method investment to related party	—	11	—	13
Loss on extinguishment of debt	(32)	—	(37)	(19)
Other income, net	3	—	9	—
Income from continuing operations before income taxes	13	81	274	236

Income tax (expense) benefit	15	738	(63)	740
Income from continuing operations	28	819	211	976

Income (loss) from discontinued operations, net of tax	—	(7)	20	15
Gain on sale of discontinued operations, net of tax	279	—	279	—
Net income	$307	$812	$510	$991

Earnings per average common share - basic:
Income from continuing operations	$0.19	$5.63	$1.45	$6.70
Income (loss) from discontinued operations	1.91	(0.05)	2.04	0.11
Net income	$2.10	$5.58	$3.49	$6.81

Earnings per average common share - diluted:
Income from continuing operations	$0.19	$5.56	$1.44	$6.62
Income (loss) from discontinued operations	1.88	(0.05)	2.02	0.11
Net income	$2.07	$5.51	$3.46	$6.73

Average common shares	146,159,623	145,672,636	145,929,506	145,457,208
Average diluted common shares	148,327,939	147,263,303	147,660,979	147,246,600

USG CORPORATION
CONSOLIDATED BALANCE SHEETS
(dollars in millions)
(Unaudited)

	As of	As of
	December 31, 2016	December 31, 2015

Assets
Cash and cash equivalents	$427	$442
Short-term marketable securities	62	194
Restricted cash	—	9
Receivables (net of reserves - $8 and $9)	183	184
Inventories	236	219
Income taxes receivable	1	5
Other current assets	40	41
Assets related to discontinued operations	—	306
Total current assets	949	1,400
Long-term marketable securities	29	36
Property, plant and equipment (net of accumulated
depreciation and depletion - $1,960 and $1,881)	1,707	1,771
Deferred income taxes	492	728
Equity method investments	628	682
Other assets	64	68
Assets related to discontinued operations	—	51
Total assets	$3,869	$4,736

Liabilities and Stockholders' Equity
Accounts payable	$237	$208
Accrued expenses	175	186
Current portion of long-term debt	—	500
Income taxes payable	10	9
Litigation settlement accrual	—	9
Liabilities related to discontinued operations	—	80
Total current liabilities	422	992

Long-term debt	1,083	1,675
Deferred income taxes	4	5
Pension and other postretirement benefits	290	392
Other liabilities	184	216
Liabilities related to discontinued operations	—	20
Total liabilities	1,983	3,300
Stockholders' Equity:
Preferred stock – $1 par value, authorized 36,000,000 shares; outstanding - none	—	—
Common stock – $0.10 par value; authorized 200,000,000 shares; issued: 2016 - 146,167,000 shares; 2015 - 145,667,000 shares	15	15
Additional paid-in capital	3,038	3,027
Accumulated other comprehensive loss	(385)	(314)
Retained earnings (accumulated deficit)	(782)	(1,292)
Total stockholders' equity	1,886	1,436
Total liabilities and stockholders' equity	$3,869	$4,736

Other Information:
Total cash and cash equivalents and marketable securities	$518	$672
Borrowing availability under existing credit facilities	85	295
Total Liquidity	$603	$967

USG CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(dollars in millions)
(Unaudited)

	Twelve months ended December 31,
	2016	2015
Operating Activities
Net income	$510	$991
Less: Income from and gain on sale of discontinued operations, net of tax	299	15
Income from continuing operations	211	976

Adjustments to reconcile income from continuing operations to net cash:
Depreciation, depletion and amortization	134	131
Loss on extinguishment of debt	37	19
Long-lived asset impairment charges	10	—
Recovery of receivable	(3)	(6)
Share-based compensation expense	18	14
Deferred income taxes	57	(731)
Gain on asset dispositions	(9)	(13)
Gain from the sale of equity method investment to related party	—	(6)
Income from equity method investments	(49)	(50)
Dividends received from equity method investments	47	38
Pension settlement	20	1
Decrease in working capital	(25)	(74)
Decrease in other assets	(9)	4
Decrease in pension and other postretirement benefits	(131)	(28)
Decrease in other liabilities	(6)	(7)
Other, net	12	22
Net cash provided by operating activities of continuing operations	314	290
Net cash provided by operating activities of discontinued operations	59	41
Net cash provided by operating activities	$373	$331

Investing Activities
Purchases of marketable securities	(274)	(246)
Sales or maturities of marketable securities	413	170
Capital expenditures	(83)	(87)
Net proceeds from asset dispositions	12	58
Net proceeds from the sale of equity method investment to related party	—	52
Other investing activities	11	(8)
Net cash provided by (used for) investing activities of continuing operations	79	(61)
Net cash provided by (used for) investing activities of discontinued operations	667	(2)
Net cash provided by (used for) investing activities	$746	$(63)

Financing Activities
Issuance of debt	—	350
Repayment of debt	(1,131)	(386)
Payment of debt issuance fees	—	(6)
Issuances of common stock	4	6
Repurchases of common stock to satisfy employee tax withholding obligations	(2)	(8)
Net cash used for financing activities of continuing operations	$(1,129)	$(44)

Effect of exchange rate changes on cash	(5)	(10)

Net (decrease) increase in cash and cash equivalents from continuing operations	$(741)	$175
Net increase in cash and cash equivalents from discontinued operations	726	39
Change in cash balance included in discontinued operations	—	(3)
Net (decrease) increase in cash and cash equivalents	(15)	211
Cash and cash equivalents at beginning of period	442	231
Cash and cash equivalents at end of period	$427	$442

USG CORPORATION
CORE BUSINESS RESULTS
(dollars in millions)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Net Sales
Gypsum
United States	$526	$517	$2,135	$2,041
Canada	85	79	339	321
Mexico / Latin America	47	45	188	187
Canadian Mining	—	2	—	6
Gypsum Transportation Limited	—	—	—	10
Eliminations	(31)	(35)	(136)	(139)
Total	627	608	2,526	2,426
Ceilings
United States	102	105	467	464
Canada	10	10	50	51
Mexico / Latin America	8	10	32	36
Eliminations	(11)	(13)	(49)	(55)
Total	109	112	500	496

Eliminations	(2)	(2)	(9)	(9)
Total USG Corporation Net Sales	$734	$718	$3,017	$2,913

Operating Profit (Loss)
Gypsum
United States	$73	$81	$375	$329
Canada	5	—	22	7
Mexico / Latin America	2	12	10	24
Canadian Mining	(1)	—	(21)	(6)
Gypsum Transportation Limited	—	6	3	7
Total	79	99	389	361
Ceilings
United States	15	17	101	80
Canada	—	—	4	3
Mexico / Latin America	1	1	4	5
Total	16	18	109	88

Corporate	(36)	(23)	(104)	(94)
Total USG Corporation Operating Profit	$59	$94	$394	$355

USG Boral Building Products (UBBP)
Net sales	$274	$261	$1,052	$1,003
Operating profit	28	37	133	124
Net income attributable to UBBP	25	30	99	96
USG share of income from UBBP	12	15	49	48

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Income from equity method investments - GAAP measure	$12	$15	$49	$50
Less: Income from equity method investments - Other joint ventures	—	—	—	2
USG's share of UBBP impairment charges	4	—	8	—
Adjusted equity income from UBBP - Non-GAAP measure	$16	$15	$57	$48

Net sales - GAAP measure	$734	$718	$3,017	$2,913
GTL - Shipping operations	—	—	—	(10)
Adjusted net sales - Non-GAAP measure	$734	$718	$3,017	$2,903

Operating profit - GAAP measure	$59	$94	$394	$355
Income from equity method investments	12	15	49	50
Pension settlement charges	17	—	17	—
Exit of commercial office space	4	—	4	—
USG's share of UBBP impairment charges	4	—	8	—
Long-lived asset impairment and severance charges (Canadian Mining)	—	—	12	—
Gain on sale of surplus property	—	(10)	(11)	(10)
GTL recovery of receivable / shipping operations	—	(6)	(3)	(7)
Adjusted operating profit - Non-GAAP measure	$96	$93	$470	$388

Gypsum operating profit - GAAP measure	$79	$99	$389	$361
Pension settlement charges	8	—	8	—
Long-lived asset impairment and severance charges (Canadian Mining)	—	—	12	—
Gain on sale of surplus property	—	(10)	(11)	(10)
GTL recovery of receivable / shipping operations	—	(6)	(3)	(7)
Gypsum adjusted operating profit - Non-GAAP measure	$87	$83	$395	$344

US Gypsum operating profit - GAAP measure	$73	$81	$375	$329
Pension settlement charges	8	—	8	—
Gain on sale of surplus property	—	—	(11)	—
US Gypsum adjusted operating profit - Non-GAAP measure	$81	$81	$372	$329

Ceilings operating profit - GAAP measure	$16	$18	$109	$88
Pension settlement charges	2	—	2	—
Ceilings adjusted operating profit - Non-GAAP measure	$18	$18	$111	$88

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
US Ceilings operating profit - GAAP measure	$15	$17	$101	$80
Pension settlement charges	2	—	2	—
US Ceilings adjusted operating profit - Non-GAAP measure	$17	$17	$103	$80

UBBP operating profit - GAAP measure	$28	$37	$133	$124
Income from equity method investments owned by UBBP	2	2	11	9
Operating (profit) loss attributable to non-controlling interest, pre-tax	(2)	(2)	(6)	(7)
Long-lived asset impairment charges in Oman included in operating (profit) loss, pre-tax	14	—	14	—
Long-lived asset impairment and severance charges	—	—	9	—
UBBP adjusted operating profit - Non-GAAP measure	$42	$37	$161	$126

Selling and Administrative Expenses - GAAP measure	$91	$77	$304	$302
Pension settlement charge	(10)	—	(10)	—
Exit of commercial office space	(4)	—	(4)	—
Adjusted Selling and Administrative Expenses - Non-GAAP measure	$77	$77	$290	$302

Net income - GAAP measure	$307	$812	$510	$991
(Income) loss from and (gain) on sale of discontinued operations, net of tax	(279)	7	(299)	(15)
Loss on extinguishment of debt	32	—	37	19
Pension settlement charge	17	—	17	—
Exit of commercial office space	4	—	4	—
USG's share of UBBP impairment charges	4	—	8	—
Long-lived asset impairment and severance charges	—	—	12	—
Gain on sale of surplus property	—	(10)	(11)	(10)
GTL recovery of receivable / shipping operations	—	(6)	(8)	(7)
Gain on sale of equity method investment	—	(11)	—	(11)
Reduction in valuation allowance for deferred tax assets	—	(731)	—	(731)
Tax expense (benefit) on adjustments (a)	(20)	8	(19)	8
Adjusted net income - Non-GAAP measure	$65	$69	$251	$244

USG CORPORATION
RECONCILIATION OF NON-GAAP MEASURES TO GAAP MEASURES
(dollars in millions, except share and per share data)
(Unaudited)

	Three months ended		Twelve months ended
	December 31,		December 31,
	2016	2015	2016	2015
Earnings per average diluted common share - GAAP measure	$2.07	$5.51	$3.46	$6.73
Adjustments per average diluted common share:
(Income) loss from and (gain) on sale of discontinued operations, net of tax	(1.88)	0.05	(2.02)	(0.11)
Loss on extinguishment of debt	0.22	—	0.25	0.13
Pension settlement charge	0.11	—	0.11	—
Exit of commercial office space	0.03	—	0.03	—
USG's share of UBBP impairment charges	0.02	—	0.05	—
Long-lived asset impairment charges	—	—	0.08	—
Gain on sale of surplus property	—	(0.07)	(0.08)	(0.07)
Gain on sale of equity method investment	—	(0.07)	—	(0.07)
GTL recovery of receivable / shipping operations	—	(0.04)	(0.05)	(0.05)
Reduction in valuation allowance for deferred tax assets	—	(4.96)	—	(4.96)
Tax expense (benefit) on adjustments (a)	(0.13)	0.05	(0.13)	0.05
Adjusted earnings per adjusted average diluted common share – Non-GAAP measure	$0.44	$0.47	$1.70	$1.65

Average diluted common shares – GAAP	148,327,939	147,263,303	147,660,979	147,246,600
Adjustment to add common shares that would be dilutive based on adjusted net income	—	—	—	—
Adjusted average diluted common shares – Non-GAAP	148,327,939	147,263,303	147,660,979	147,246,600

(a) - Tax effect on adjustments is calculated using country specific statutory rates.

Currency impacts on consolidated and segment results have been derived by translating current period results at the quarter-to-date and year-to-date average foreign currency rates, as applicable, for the period ending December 31, 2015.

CONTACT:
USG Corporation
Media
Kathleen Prause
(312) 436-6607
kprause@usg.com
or
Investors
Ryan Flanagan
(312) 436-5304
investorrelations@usg.com